UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 17, 2019

CF 2019-CF2 Mortgage Trust

(Exact name of issuing entity)

(Central Index Key number of issuing entity: 0001787001)

CCRE Commercial Mortgage Securities, L.P.

(Exact name of the depositor as specified in its charter)

(Central Index Key number of depositor: 0001515166)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key number: 0001558761)

KeyBank National Association

(Central Index Key number: 0001089877)

Starwood Mortgage Capital LLC

(Central Index Key number: 0001548405)

German American Capital Corporation

(Central Index Key number: 0001541294)

(Exact name of sponsors as specified in their charters)

Delaware	333-228697-02	27-5333184
(State or other jurisdiction of incorporation of depositor)	(Commission File Number of issuing entity)	(IRS Employer Identification No. of depositor)

110 East 59th Street New York, New York	10022
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code     (212) 938-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “October 17, 2019 Form 8-K”), filed with the Securities and Exchange Commission (the “Commission”) on October 17, 2019 under Commission File No. 333-228697-02, with respect to CF 2019-CF2 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-CF2, as and to the extent described below. The purpose of this amendment is to replace the version of the Pooling and Servicing Agreement previously filed as Exhibit 4.1 to the October 17, 2019 Form 8-K with the version attached to this Form 8-K/A as Exhibit 4.1, which contains certain clerical revisions to the previously filed version. Effective upon the filing of this Form 8-K/A, Exhibit 4.1 of the October 17, 2019 Form 8-K is replaced and superseded in its entirety by Exhibit 4.1 to this Form 8-K/A. Capitalized terms used but not defined herein shall have the meanings assigned to them in the October 17, 2019 Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

Exhibit 4.1	Pooling and Servicing Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2020	CCRE Commercial Mortgage Securities, L.P.

	By:	/s/ Gary Stellato
Name: Gary Stellato Title: Secretary

CF 2019-CF2 – Form 8-K/A